[TANNER +CO.
675 EAST 500 SOUTH, SUITE 640
SALT LAKE CITY, UTAH 84102
PHONE: 801-532-7444
FAX: 801-532-4911
EMAIL MAIL@BESTCPA.COM]






                                November 9, 2000



Office of The Chief Accountant
Securities and Exchange commission
450 Fifth Street, NW
Washington, D.C. 20549

         Re: Cairo Acquisitions, Inc.

Ladies and Gentlemen:

We were previously principal accountants for Cairo Acquisitions, Inc. and, under the date of January 19, 2000, we reported on the financial statements of Cairo Acquisitions, Inc. as of and for the year ended December 31, 1999. On November 9, 2000, our services were terminated. We have read Cairo Acquisitions, Inc.'s statements included under Item 4 of its Form 8-K dated November 6, 2000, and we agree with such statements, except that we are not in a position to agree or disagree with Cairo Acquisitions, Inc.'s statement that they have engaged Jones, Wright, Simkins and Associates as independent certified public accountants and that such engagement was ratified by the audit committee and Board of Directors.

                                            Very truly yours,

                                            /s/  Tanner + Co.
                                            ----------------------------
                                            Tanner + Co.